Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-122536 on Form F-3, as amended, of our report dated April 21, 2003 with respect to the March 31, 2003 consolidated financial statements of Rediff Holdings, Inc. and Subsidiaries included in the Annual Report (Form 20-F) of Rediff.com India Limited for the year ended March 31, 2005.


                                          /s/ Ernst & Young LLP


New York, New York
September 19, 2005